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                                                                    EXHIBIT 10.7

                              MANAGEMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of this 7th day of August, 1998 by and between Pohlad Companies, a Minnesota corporation, and Pepsi-Cola Puerto Rico Bottling Company, a Delaware corporation (the "Corporation") and is effective as of the 20th of July, 1998.

         WHEREAS, the Corporation and its subsidiaries are primarily engaged in the business of manufacturing, bottling and distributing Pepsi-Cola products and other beverages and manufacturing beverage containers related thereto; and

         WHEREAS, Pohlad Companies has available, directly or indirectly, the managerial, executive and other personnel necessary to assist in the management of the Corporation; and

         WHEREAS, Pohlad Companies desires to enter into this Agreement for the purposes of providing the management services herein specified to the Corporation; and

         WHEREAS, the Corporation desires to retain Pohlad Companies to perform the services herein specified.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         I. APPOINTMENT. The Corporation hereby appoints Pohlad Companies to render services related to the management of the businesses and operations of the Corporation during the term of this Agreement as herein contemplated.

         II. MANAGEMENT SERVICES TO BE PROVIDED. The duties and responsibilities of Pohlad Companies shall be limited to those expressly set forth in this Agreement. Pohlad Companies may delegate the authority, duties and obligations conferred under this Agreement to any individual(s) or entities of its choice, without restriction, including but not limited to employees of the Corporation. Subject to (i) such guidelines and limitations as the Board of Directors of the Corporation may from time to time impose and (ii) conformity with the provisions of the Articles of Incorporation and Bylaws (the "Governing Documents") of the Corporation, during the term of this Agreement, Pohlad Companies shall have the authority to:

                  (1) Provide executive management to the Corporation in the form of individuals to occupy the positions of Chief Executive Officer, President and Chief Financial Officer.
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                  (2) Manage and provide oversight and supervision to the
         Corporation regarding all aspects of its businesses and properties.

                  (3) Supervise the day-to-day operations of the Corporation and make recommendations with respect thereto.

                  (4) Investigate and make recommendations with respect to the selection and conduct of relations with consultants and technical advisors including, without limitation, accountants and other similar advisors, attorneys, corporate fiduciaries, escrow agents, depositories, custodians, agents for collection, insurers, insurance agents and banks and persons acting in any other capacity, in connection with the administration and day-to-day operations of the Corporation.

                  (5) Assist in the preparation of all filings with the Securities Exchange Commission and the information contained in such filings.

                  (6) Conduct all negotiations with the franchisors under all franchise agreements held or to be held by the Corporation and any of its subsidiaries relating to said franchise agreements.

                  (7) Coordinate and cause to be produced strategic and annual operating capital and other plans.

                  (8) Coordinate all negotiations with regard to potential acquisitions, mergers, consolidations or the like between the Corporation and third parties.

                  (9) Conduct all negotiations with regard to debt financing provided to, or to be provided to, the Corporation by third parties.

         III. CONFLICTS OF INTEREST. The Corporation acknowledges that Pohlad Companies shall devote as much time to the management of the Corporation and its businesses and properties as Pohlad Companies may deem to be necessary under the circumstances. The Corporation understands and agrees, however, that Pohlad Companies may engage in other businesses, including (without limitation) acting as franchisee under franchise agreements providing for the bottling and distribution of brand name soft drinks or otherwise owning or operating other soft drink bottling businesses.

         IV. EXCULPATION. Pohlad Companies shall be exculpated from liability in connection with the acceptance, performance or nonperformance of its duties, hereunder to the same extent that directors or officers of a corporation are entitled to elimination of personal liability under Delaware law and the Governing Documents other than for gross



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negligence or willful misconduct. Pohlad Companies shall incur no liability with respect to any action taken by it in reliance upon any notice, direction, instruction, consent, statement or other paper or document provided to it by the Corporation, or any of its authorized representatives. In all matters or questions arising under this Agreement which Pohlad Companies, in its sole discretion and at its own expense, may seek and rely on the advice of counsel, and such advice and reliance is made and taken in good faith based on such advice, Pohlad Companies shall not be liable to any party, including the Corporation, or its successors and assigns, for its actions so taken, whether or not such actions may constitute gross negligence or willful misconduct.

         V. INDEMNIFICATION OF POHLAD COMPANIES.

                  (1) The Corporation agrees to indemnify and hold harmless Pohlad Companies against and in respect of any and all claims, suits, actions proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including legal fees and expenses of counsel chosen by Pohlad Companies) as and when incurred arising out of, in connection with or based upon any act or omission or alleged act or alleged omission by Pohlad Companies in connection with the acceptance of, or the performance or nonperformance by Pohlad Companies of any of its duties under this Agreement.

                  (2) Pohlad Companies shall give the Corporation prompt notice of any claim asserted or threatened against Pohlad Companies on the basis of which Pohlad Companies intends to seek indemnification from the Corporation as herein permitted; however, the obligations of the Corporation under this Section 5 shall not be conditioned upon receipt of such notice.

                  (3) Expenses incurred by Pohlad Companies in connection with any action, suit, proceeding, or appeal thereof, described in Section 5(a) above, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within 20 days following receipt of a notice from Pohlad Companies specifying the amount of such expenses actually incurred by Pohlad Companies in connection with such action, suit, or proceeding.

                  (4) The indemnification agreement provided for in this Section 5 shall survive the termination of this Agreement.

                  (5) Notwithstanding any other provision of this Section 5 to the contrary, the Corporation shall not be liable to indemnify Pohlad Companies in connection with any claim against Pohlad Companies (i) if a court of competent jurisdiction has rendered a final decision that indemnification relating to the claim would be unlawful; (ii) if a final decision



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         by a court of competent jurisdiction shall adjudge the conduct of
         Pohlad Companies to have been taken not in good faith or not in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; and (iii) if the claim is based upon Pohlad Companies deriving an unlawful benefit and a court of competent jurisdiction adjudges that such benefit was unlawful in a final decision.

         VI. FEES. For services to be performed under this Agreement, the Corporation shall pay to Pohlad Companies the following:

                  (1) A Management Fee, payable annually in advance at the rate of $250,000 per year, increased each year by the rate of increase in the Corporation's gross revenue for the immediately prior year after the preceding year. If in any immediately prior year, the gross revenue does not exceed the gross revenue for the prior year, the fee shall remain the same. The first potential adjustment in the Management Fee shall occur on January 1, 2000 and will be based on the rate of increase in gross revenue for the year 1999 over the year 1998.

                  (2) The Corporation shall reimburse Pohlad Companies for all reasonable out-of-pocket expenses paid or incurred by Pohlad Companies for the account of the Corporation in managing the businesses and properties of the Corporation, assisting in the acquisition of franchise territories and performing its duties hereunder (including, without limitation, the fees and expenses of attorneys, accountants, and other consultants and employees of Pohlad Companies, and the costs of equipment, supplies and other materials, but excluding general overhead expenses and compensation of officers, directors and employees of Pohlad Companies for time which they devote to the management and supervision of the businesses of the Corporation).

         VII. SOURCE OF PAYMENT. The Management Fee set forth in paragraph 6 of this Agreement shall be payable to Pohlad Companies from the general funds of the Corporation.

         VIII. STATUS OF PARTIES. In the performance of its services under this Agreement, Pohlad Companies shall be and is an independent contractor; provided, however, in the event that Pohlad Companies acts on behalf of the Corporation with respect to other parties, Pohlad Companies shall be deemed to do so as an agent of the Corporation on behalf of the Corporation. Based on the foregoing, Pohlad Companies shall not and will not incur contractual or other liability solely because or as a result of its status as a party hereto. The relationship between Pohlad Companies and the Corporation is and shall solely be contractual.

         IX. NON-DISCLOSURE. Pohlad Companies hereby covenants and agrees not to disclose, at any time during or after the term of this Agreement, directly or indirectly, to any



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person, firm, corporation, partnership, association or any other entity, or otherwise directly or indirectly misuse any confidential information concerning the business affairs or properties of the Corporation, except that the provisions hereof shall not apply to disclosures made to employees or directors of the Corporation, or which are made to others for valid business purposes of the Corporation or as required by law.

         X. TERM. This Agreement may be terminated by either party (i) at any time after Pohlad Companies, any of its affiliates, or any of its subsidiaries (wholly-owned or otherwise) cease to hold, directly or indirectly, any common stock of the Corporation, or their respective successors, or (ii) Pohlad Companies ceases to be controlled by the Pohlad Group. For purposes of this Agreement, "affiliate of Pohlad Companies" means any person controlling or controlled by or under common control with Pohlad Companies, and "control," when used with respect to Pohlad Companies, means the power to direct the management and policies of Pohlad Companies, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, "Pohlad Group" means Robert C. Pohlad and his parents, brothers, and any of their spouses, children, grandchildren, sons-in-law, daughters-in-law, any corporation or partnership controlled by or affiliated with any of the foregoing and any employees of such corporations or partnerships, and any trust or foundation in which any of the foregoing has a substantial beneficial interest or serves as a trustee or in any similar capacity and retains voting powers of securities held in the trust or foundation.

         In addition, this Agreement may be terminated by either party at the end of ten years from the date hereof or at any time thereafter upon not less than one year's prior notice.

         XI. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto, their successors and assigns; provided, however, that this Agreement may not be assigned by either party without the consent of Board of Directors of the Corporation.

         XII. NO PARTNERSHIP, ETC. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Corporation and Pohlad Companies.

         XIII. WAIVER. No waiver by any party to this Agreement of a breach of any term or condition hereof shall be construed to operate as a waiver of any other or subsequent breach of the same or of any other term or condition hereof, unless otherwise expressly provided.

         XIV. SOLE AGREEMENT. This Agreement states the entire agreement of the parties with respect to the subject matter hereof and merges all prior negotiations, agreements and understandings, if any. The parties agree that in dealing with third parties no contrary representations will be made.



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         XV. AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly signed and delivered by the parties hereto.

         XVI. COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such executed counterpart shall be deemed an original.

         XVII. GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement shall be governed by and determined in accordance with the internal laws of the State of Delaware.

         XVIII. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of each provision to persons or circumstances, other than those to which it is held invalid, shall not be affected thereby.

         XIX. HEADINGS. All headings contained in this Agreement are intended for convenience of reference only, and shall not be used to interpret any of the terms and provisions of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        PEPSI-COLA PUERTO RICO BOTTLING
                                        COMPANY

                                        By:_____________________________________

                                           Its: ________________________________

                                        POHLAD COMPANIES

                                        By:_____________________________________

                                           Its:_________________________________


          ***Executive Services Agreement dated as of August 7, 1998***